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                                  February 25, 2000 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.24
                                                      TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 14,789,271   7.577%    $   93,383    $   93,383   $   25,615       14,763,656
  R                100             0   7.577%             0             0            0                0
  B-1        5,257,000     2,040,255   7.577%        12,882        12,882        2,652        2,037,602
  B-2       13,142,815     5,100,760   7.577%        32,207        32,207        6,632        5,094,128

          $350,471,515    21,930,286             $  138,472    $  138,472   $   34,899     $ 21,895,386




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